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                                                                   EXHIBIT 10.10

                              TERMINATION AGREEMENT

      THIS TERMINATION AGREEMENT ("Agreement") is made as of September 3, 2004 between Tarpon Industries, Inc., a Michigan corporation ("Tarpon"), Eugene Welding Co., a Michigan corporation ("EWCO" and together with Tarpon and their affiliates, Steelbank Inc. and BST Acquisition Ltd. ("BST") (and any other affiliates that become such after the date hereof), the "Companies"), and Charles A. Vanella ("Mr. Vanella"). The Companies and Mr. Vanella are sometimes referred to together as the "Parties" and individually as a "Party".

                                R E C I T A L S

      A. Mr. Vanella is the President, Chief Executive Officer and a director of Tarpon and BST, and President, Chief Executive Officer, Treasurer, Secretary and a director of EWCO.

      B. Mr. Vanella wishes to resign from all of his positions with Tarpon, EWCO and BST and to settle and resolve all actual and potential claims against the Companies, their consultants and representatives, in accordance with this Agreement.

      C. Tarpon, EWCO and BST wish to accept Mr. Vanella's resignation and to settle and resolve all actual and potential claims against Mr. Vanella in accordance with this Agreement.

      THEREFORE, the Parties agree as follows:

1.    Termination of Mr. Vanella's Employment; Resignation.

      Effective as of August 20, 2004 (the "Effective Date"), Mr. Vanella resigns from all of his positions with the Companies, including President, Chief Executive Officer and a director of Tarpon and BST, and President, Chief Executive Officer, Treasurer, Secretary and a director of EWCO.

2. Termination Payments. EWCO shall pay Mr. Vanella $200,000 in 52 equal, biweekly installments of $3,846.15 on EWCO's normal biweekly payroll dates (the "Termination Payments"), except that the first payment shall be made on EWCO's first normal biweekly payroll date after the date of this Agreement and shall be in an amount equal to $3,846.15 multiplied by the number of EWCO's normal biweekly payroll dates through such date that cover work performed after the Effective Date (for clarity, that payment shall count as that number of Termination Payments). EWCO may withhold from the Termination Payments normal withholding for federal, state, city and other taxes to the extent that such taxes are required to be withheld under applicable law. In the event that EWCO fails to timely make the Termination Payments, EWCO shall have 10 days from when payment is due to cure such failure to timely make such Termination Payments.

3.    Continuation of Benefits.

      (a) Medical and Dental Benefits. EWCO will provide Mr. Vanella with his current company health insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act for 18 months after the Effective Date and pay the costs associated therewith.

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      (b) Automobile. For a period of two years from the Effective Date, EWCO will (1) continue to provide Mr. Vanella with the use of the 2003 GMC Sierra pick-up truck that EWCO provided him on the Effective Date, (2) pay the principal and interest on the related loan secured by that truck during that period, and (3) continue to provide insurance on that truck with the same coverage limits and deductibles as it was insured as of the Effective Date and pay the premiums on such insurance during that period. Mr. Vanella shall be responsible for all other costs in connection with such vehicle, including, without limitation, maintenance, fuel and repairs. At the conclusion of the two-year period, Mr. Vanella may purchase such truck from EWCO free of all liens and encumbrances at a price equal to the greater of the fair market value of such vehicle or the outstanding balance of principal and interest owing on any loan used to finance such vehicle.

      (c) Other Benefits. During calendar years 2004 and 2005, EWCO shall pay for Mr. Vanella's annual St. Clair Country Club dues and monthly membership fees, not to exceed $5,000 per year.

      (d) Termination of Employment Agreement. As of the Effective Date, the Employment Agreement between Mr. Vanella and Tarpon, dated as of April 2, 2004 (the "Employment Agreement"), is terminated, cancelled and shall be of no further force or effect.

      (e) No Other Payments or Benefits. Except for the payments and benefits described herein and reimbursements for any reasonable expenses of Mr. Vanella incurred through the Effective Date based upon the Companies' standard expense reimbursement program, both of which (to the extent the reimbursement requests have been submitted by the Effective Date) shall be paid by EWCO to Mr. Vanella on EWCO's next applicable payroll date after the Effective Date, Mr. Vanella will not be entitled to any other payments or benefits whatsoever, including any options to purchase stock of any of the Companies or participation after the Effective Date in the 401(k) Plan, subject to Section 7(b)(i). For no purpose shall the payments and benefits described in this Agreement be considered salary to Mr. Vanella or be deemed to continue his employment beyond the Effective Date.

      (f) Taxes. EWCO may withhold from the benefits described in this Section 3 normal withholding for federal, state, city and other taxes to the extent that such taxes are required to be withheld under applicable law.

      (g) Cure Period. In the event that EWCO fails to timely make the payments described in this Section 3, EWCO shall have 10 days from when payment is due to cure such failure to timely make such payments.

4.    Consulting Services.

      From the Effective Date through the first anniversary of the Effective Date, Mr. Vanella shall render such consulting services to the Companies as the Companies may request from time-to-time. Mr. Vanella shall be required to render the consulting services only upon reasonable notice, only during regular business hours, and Mr. Vanella may provide such consulting services in any reasonable manner, including telephonically. The requested consulting services shall not require any material amount of Mr. Vanella's time. In the performance of such

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services, Mr. Vanella will be an independent contractor and not an agent, employee, co-venturer or partner of the Companies. In rendering such consulting services, Mr. Vanella shall communicate with Tarpon's Board of Directors or members of Bainbridge Advisors, Inc. (including Gary D. Lewis and Gary N. Lewis) and only Tarpon's Board of Directors or members of Bainbridge Advisors, Inc.. In no case whatsoever shall Mr. Vanella contact, whether directly or indirectly, any party that has a relationship with the Companies, contractual or otherwise, including, without limitation any employee, customer, supplier, consultant, representative, lender or shareholder, regarding any matter involving any of the Companies, without the prior written consent of Tarpon's Board of Directors. Notwithstanding anything to the contrary contained herein, the services provided hereunder by Mr. Vanella shall be provided on a non-exclusive basis, and Mr. Vanella shall not be required to devote any minimum number of hours to such services; provided that, for clarity, Mr. Vanella shall remain subject to the other terms and provisions of this Agreement, including, without limitation,
Section 5.

5.    Confidentiality; Non-Competition; Non-Solicitation.

      (a) Return of Materials. Mr. Vanella represents and warrants that to the best of his knowledge he has returned to the Companies all confidential materials of the Companies and files of the Companies over which he exercises any control.

      (b) Confidentiality.

            (i) Except as part of his consulting services pursuant to this Agreement, Mr. Vanella shall not, at any time after the date of this Agreement, disseminate, disclose, use, communicate or otherwise appropriate, either directly or indirectly, through any person or entity, any Confidential Information (as defined in this Section 5(b)). Mr. Vanella acknowledges that the Confidential Information is valuable, special and unique and is proprietary to the Companies, and that the Companies wish to protect such Confidential Information by keeping it secret and for the sole use and benefit of the Companies. Mr. Vanella shall take all reasonable steps necessary and all reasonable steps requested by the Companies to ensure that all such Confidential Information is kept secret and confidential for the sole use and benefit of the Companies.

            (ii) All records and other materials pertaining to the Confidential Information, whether or not developed by Mr. Vanella, shall be and remain the exclusive property of Companies.

            (iii) For purposes of this Agreement, "Confidential Information" means and includes all information known or used by the Companies and/or developed by or for any of the foregoing, by any person, including their respective employees. Confidential Information specifically includes, but is not limited to, such information, whether now possessed or later obtained, concerning plans, marketing, sales and inventory methods, materials, processes, procedures, devices, business forms, prices, suppliers, contractors, representatives, customers, plans for the development of new products and services and expansion into new areas or markets, internal operations, purchasing policies, bidding practices or procedures, pricing policies, customer identities and lists, trade secrets, trade names, trademarks, servicemarks, copyrights, software programs, software designs, and

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      other proprietary or confidential information of any type, together with all written, graphic and other materials relating to all or any part of the same.

            (iv) Confidential Information is not meant to include information which (i) is in the public domain, provided that such information did not become part of the public domain as a result of Mr. Vanella's breach of this Agreement or any obligation of Mr. Vanella, or (ii) Mr. Vanella is required to disclose pursuant to applicable law, regulation or legal process; provided, however, that prior to such required disclosure, Mr. Vanella shall promptly provide the Companies with written notice of such required disclosure in order to permit the Companies the opportunity to challenge such required disclosure; provided, further, that in the event that Mr. Vanella is required to disclose such information (whether or not the Companies challenge such required disclosure), the scope of Mr. Vanella's disclosure shall be as narrow as permitted under applicable law.

      (c) Non-Competition; Non-Solicitation. From the Effective Date through the second anniversary of the Effective Date or, if earlier, the date EWCO ceases to make the Termination Payments as required by Section 2 or to provide the benefits as required by Section 3 for a reason other than EWCO's claim that Mr. Vanella has breached Section 5 of this Agreement (the "Restricted Term"), Mr. Vanella shall not (i) directly or indirectly engage, whether or not such engagement shall be as an employee, partner, stockholder, equity holder, affiliate or other participant, in any Competitive Business, or represent in any way any Competitive Business; provided, however, that Mr. Vanella may be employed by Krauter Storage Systems as long as (1) Mr. Vanella is not in breach of, or has not previously breached, the terms and conditions of this Agreement, including, without limitation, the provisions regarding Confidential Information set forth in Section 5(b), and (2) such employment does not have a adverse effect on the businesses of any of the Companies, as determined by any of the Boards of Directors of the Companies, in their sole and exclusive business judgment; provided that the Board of Directors making such determination shall provide notice to Mr. Vanella of such determination and this condition shall be satisfied if, within 10 days after Mr. Vanella's receipt of such notice, either such adverse condition is remedied in the sole and exclusive business judgment of the applicable Company's Board of Directors or any such employment of Mr. Vanella ceases, (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Companies and any customer, supplier, or employee of the Company or any other third party, or (iii) induce any current employee or former employee (whose employment with any of the Companies was terminated (by such employee or any of the Companies) within one
(1) year of the date of such inducement) of the Companies to terminate their employment with the Companies or cause, in any way, any employee's separation from the Companies. For purposes of this Agreement, the term "Competitive Business" shall mean any business engaged in the design, manufacture or sale of tubular metal products or rack storage systems in the same markets as the Companies (whether prior to or after the Effective Date).

      (d) Enforceability. Sections 5(a) through (c) are intended, among other things, to protect the confidential information and businesses of the Companies and their employees. If for any reason a court determines that any part of Sections 5(a) through (c) are unreasonable in scope or otherwise unenforceable, such provisions will be modified and fully enforceable, as so modified, to the maximum extent the court determines lawful and enforceable under the circumstances.

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6.    Termination of Prior Agreements; Unemployment Compensation.

      Except as set forth in Section 7(b), this Agreement supersedes all prior understandings and agreements between the Parties (written or otherwise). Mr. Vanella acknowledges that he is not entitled to any payments whatsoever in connection with the termination of his employment with Tarpon, EWCO or BST, except as otherwise provided in Sections 2 and 3. Mr. Vanella agrees that his resignation is voluntary, that he is not entitled to unemployment compensation and that he will not seek or obtain unemployment compensation based upon his termination of employment with Tarpon, EWCO and BST. Notwithstanding the foregoing, in the event that Mr. Vanella receives unemployment compensation based on his termination of employment with Tarpon, EWCO or BST, the Termination Payments referenced in Section 2 shall be reduced by the amount of such unemployment compensation received by Mr. Vanella.

7.    Release; Covenant Not To Sue.

      (a) Release.

            (i) In consideration of, and in reliance on, the Companies entering into this Agreement and agreeing to the terms and conditions of this Agreement, including the additional compensation provided in Sections 2 and 3, which Mr. Vanella acknowledges as being adequate, Mr. Vanella hereby unconditionally releases and forever discharges the Companies and its divisions, components, employees, officers, directors, shareholders, affiliates, agents, trusts, partnerships, consultants, representatives, attorneys and successors and assigns (the "Released Parties") from, and hereby waives, any and all causes of action, suits, damages, claims, demands and liability whatsoever which Mr. Vanella ever had or now has against any of the Released Parties, directly or indirectly, which is now existing or which may hereafter arise between them, directly or indirectly, by reason of any facts existing on or prior to the date of this Agreement, whether known or unknown, except for the Companies' violation of this Agreement or as to any claims arising under the Surviving Agreements (as defined in Section 7(b)(ii) below).

            (ii) This release specifically includes, but is not limited to, any and all claims relating to Mr. Vanella's employment with Tarpon, EWCO and BST and the termination of such employment, and specifically including (but not limited to) any and all claims for defamation, wrongful discharge or termination, breach of contract, negligence and other tort actions, and/or discrimination, harassment and/or retaliation on account of sex, sexual orientation, race, color, religion, marital status, handicap, height, weight, national origin, or any other classification recognized under the common law of the State of Michigan, local law and/or ordinances, any foreign laws (including the laws of the Provinces of New Brunswick and Ontario, Canada, and any other jurisdiction in which any of the Companies conduct business), and the civil rights statutes, and specifically including any and all claims arising under or in connection with Title VII of the Civil Rights Act of 1964; the Rehabilitation Act of 1973; the Older Workers Benefit Protection Act; the Americans With Disabilities Act; the Family and Medical Leave Act of 1993; the Elliott-Larsen Civil Rights Act; the Michigan Persons with Disabilities Civil Rights Act; the Michigan Whistleblower's Protection Act; the Fair Labor Standards Act; 42 USC 1981,

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      1985, 1986, 1988; 29 USC 621; employment standards and human rights legislation of any Canadian Provinces in which the Companies conduct business, any amendments to such statutes, all other federal, state or local laws, (including the laws of the Provinces of New Brunswick and Ontario, Canada, and any other jurisdiction in which any of the Companies conduct business), the common law of the State of Michigan and any other jurisdiction in which any of the Companies conduct business, and any actions based upon injuries on the job.

            (iii) Mr. Vanella understands and agrees that this is a total and complete release and waiver by Mr. Vanella of all claims which Mr. Vanella has or may have against the Companies by reason of any facts existing on or prior to the date of this Agreement, both known and unknown, even though there may be facts and consequences of facts which are unknown to Mr. Vanella and/or the Companies. Mr. Vanella further agrees that he has suffered no work related injury or illness and that he has been properly paid all his past wages and benefits, including overtime earnings and vacation pay as of this date. Mr. Vanella shall not bring suit or make a claim or charge in any manner with respect to any claim released under this Agreement.

      (b) Benefit Plans; Other Agreements.

            (i) Mr. Vanella is not releasing any rights he may have to benefits arising under the Eugene Welding Co. 401(k) Plan (the "401 K Plan"); provided, that Mr. Vanella acknowledges that he will no longer be an employee of EWCO (or Tarpon or BST) as of the Effective Date and, therefore, is not entitled to future contributions to the 401(k) Plan on his behalf on or after the Effective Date, except to the extent the 401(k) Plan provides for employer contributions to the 401(k) Plan allocable to Mr. Vanella and related to his employment with the EWCO before the Effective Date.

            (ii) Mr. Vanella is not releasing any rights, and shall honor all obligations, he may have under the Promissory Note made by EWCO, dated April 2, 2004, in favor of Mr. Vanella, the Stock Pledge Agreement, dated April 2, 2004, by and among Mr. Vanella, EWCO and Cusmano & Co., P.C., the related Guaranty made by Tarpon in favor of Mr. Vanella, or the Subordination Agreement, dated August 11, 2004 between Mr. Vanella and Standard Federal Bank, N.A. (the "Surviving Agreements").

      (c) Covenant Not To Sue; Representation Regarding Known Causes of Action.

            (i) Mr. Vanella will refrain from commencing any suit, claim or action, or prosecuting any pending action, claim or suit, in law or in equity, against any of the Companies, their consultants or representatives on account of any employment related action or cause of action based upon any facts, whether known or unknown, arising out of, or in connection with, Mr. Vanella's prior employment with Tarpon, EWCO or BST.

            (ii) The Companies hereby represent and warrant that as of the date hereof, to the actual knowledge of the members of the Boards of Directors (for clarification, excluding Mr. Vanella) of the Companies without investigation or inquiry, there are no

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      known claims assertable by the Companies against Mr. Vanella in connection with his involvement with any of the Companies.

8.    Remedies.

      Mr. Vanella's undertakings and provisions under this Agreement are related to matters which are of a special and unique character, and a violation of any of the terms of this Agreement will cause irreparable injury, the amount of which will be difficult, if not impossible, to determine and cannot be adequately compensated by monetary damages alone. Therefore, if Mr. Vanella breaches or threatens to breach any of the terms of this Agreement, in addition to any other remedies that may be available under this Agreement, applicable law or equity, the Companies will be entitled, as a matter of course, to specific performance, an injunction, a restraining order, or any other equitable relief from any court of competent jurisdiction, requiring compliance with this Agreement or restraining any violation or threatened violation of any such terms by Mr. Vanella or by such other persons as the court may order, without being required prove irreparable harm or post bond.

9.    Miscellaneous.

      (a) Successors. This Agreement will be binding upon the Parties and their respective successors, assigns, heirs, executors and administrators. Mr. Vanella shall not assign his rights or delegate his obligations under this Agreement; provided that in the event that Mr. Vanella dies before the complete payment of all Termination Payments due under this Agreement, the remaining Termination Payments shall be payable to his spouse, or, if she predeceases the final Termination Payment, to his estate.

      (b) Inventions and Patents. Mr. Vanella acknowledges and agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable) which relate to the Companies' businesses, research and development or existing or future products or services and which are conceived, developed or made by Mr. Vanella (whether or not during usual business hours and whether or not alone or in conjunction with any other person) during Mr. Vanella's employment with the Tarpon, EWCO and BST, together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as "Work Product"), belong to the Companies. Mr. Vanella will take all necessary steps to promptly disclose such Work Product to the Companies and perform all actions reasonably requested by the Companies (whether before or after the Effective Date) to establish and confirm such ownership (including the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Companies in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Mr. Vanella irrevocably waives, in favor of the Companies, their successor and assigns, all moral rights arising under the Copyright Act (Canada), as amended, or similar legislation in any applicable jurisdiction, or at common law, that he may have now or in future with respect to any copyrightable material.

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      (c) Governing Law and Forum. The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the Parties arising out of, or relating to, this Agreement (regardless of the laws that might otherwise govern under applicable Michigan principles of conflicts of law). The parties acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court for the County of Oakland shall have exclusive jurisdiction over any case or controversy arising out of, or relating to, this Agreement and that all litigation arising out of, or relating to, this Agreement shall be commenced in the United States District Court for the Eastern District of Michigan or in the Oakland County (Michigan) Circuit Court. Each of the Parties consents to be subject to personal jurisdiction of the courts of Michigan, including the federal courts in Michigan.

      (d) Counterparts. This Agreement may be signed in counterparts, both of which together will be deemed an original of this Agreement.

      (e) Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement; this Agreement may be amended only by a written instrument executed by all of the Parties.

      (f) Legal Fees; Damages for Breach. The prevailing Party in any action under this Agreement will be entitled to recover from the other Party, in addition to any other relief provided by law, such costs and expenses as may be incurred by the prevailing Party (including court costs and reasonable attorneys' fees) in connection with enforcing, defending or establishing the applicability or validity of this Agreement (including investigating and responding to any demand or claim) and in prosecuting any counterclaim or cross-claim based thereon. Each Party shall be liable to the other Party for any damages (including costs and reasonable attorneys' fees) resulting from any breach of this Agreement by such Party. In addition to the foregoing, upon any breach of this Agreement by Mr. Vanella (other than a breach of Section 4), Mr. Vanella shall have no right or claim to any payment or compensation described herein, and the Companies shall have no obligation to pay to Mr. Vanella any payment or compensation described herein. The rights and remedies set forth in this Section 9(f) are in addition to rights and remedies otherwise available to the Parties under any applicable agreement between the Parties or applicable law (including injunctive or other equitable relief).

      (g) Severability. The provisions of this Agreement will be deemed severable, and if any part of any provision is held illegal, void or unenforceable under applicable law, such provision may be changed to the extent necessary to make the provision, as so changed, legal, valid, binding and enforceable. If any provision of this Agreement is held illegal, void, invalid or unenforceable in its entirety, the remaining provisions of this Agreement will not in any way be affected or impaired but will remain valid, binding and enforceable in accordance with their terms.

      (h) No Duress or Coercion. This Agreement (including the release contained in Section 7) is freely and voluntarily entered into by each Party without duress or coercion and after consultation with, or an opportunity to consult with, counsel, and each Party has carefully and completely read all of the terms and provisions of this Agreement.

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      (i) Personal Property. Mr. Vanella shall have the right to remove all personal property of Mr. Vanella's from his offices at EWCO within five (5) business days after the date of this Agreement.

      (j) Disparagement. The Parties will not make, participate in the making of, or encourage any other person to make, any statements, written or oral, which criticize, disparage or defame the goodwill or reputation of, or which are intended to embarrass or adversely affect the morale of the other party and in the case of Companies, any of its respective present, former or future directors, officers, executives, employees, shareholders, consultants or representatives. The Parties agree not to make any negative statements, written or oral, relating to their association, the termination of their association, or any aspect of the business of the Companies. Notwithstanding the foregoing, nothing in this Section 9(j) shall prohibit any person from making truthful statements when required by order of a court or other body having jurisdiction.

      IN WITNESS WHEREOF, the parties have signed this Agreement on the date set forth in the introductory paragraph above.

              THIS IS AN AGREEMENT FOR RELEASE AND WAIVER OF CLAIMS

                                               TARPON INDUSTRIES, INC.

                                               By: /s/ Peter Farquhar
                                                   -----------------------------
                                                   Its: CHAIRMAN OF BOARD

                                               EUGENE WELDING CO.

                                               By: /s/ Peter Farquhar
                                                   -----------------------------
                                                   Its: CHAIRMAN

                                               STEELBANK INC.

                                               By: /s/ Peter Farquhar
                                                   -----------------------------
                                                   Its: CHAIRMAN

                                               BST ACQUISITION LTD.

                                               By: /s/ Peter Farquhar
                                                   -----------------------------
                                                   Its: CHAIRMAN.

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I UNDERSTAND THAT BY THIS AGREEMENT I AM WAIVING ANY RIGHTS I MAY PRESENTLY HAVE
UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED. I ENTER INTO THIS AGREEMENT FREELY AND VOLUNTARILY WITHOUT ANY DURESS OR COERCION, AND AFTER I
HAVE CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. I HAVE BEEN ADVISED TO CONSULT WITH LEGAL COUNSEL AND UNDERSTAND I WILL BE ALLOWED TO CONSIDER THIS AGREEMENT FOR TWENTY-ONE (21) DAYS, PRIOR TO SIGNING IT. I UNDERSTAND THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE FOR
SEVEN (7) DAYS FOLLOWING THE DATE IT IS SIGNED, DURING WHICH TIME I MAY REVOKE THE AGREEMENT BY WRITTEN NOTICE TO THE EMPLOYER. I UNDERSTAND FURTHER THAT PAYMENTS TO BE MADE TO ME AS PROVIDED IN THIS AGREEMENT WILL NOT COMMENCE UNTIL THE EXPIRATION OF SUCH SEVEN (7) DAYS.

                                                /s/ Charles A. Vanella
                                                --------------------------------
                                                Charles A. Vanella

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